Exhibit 23.3

Consent of KPMG LLP, Independent Registered Public Accounting Firm

KPMG LLP Suite 1100 One Jackson Place 188 East Capitol Street Jackson, MS 39201-2127

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Hancock Holding Company:

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Hancock Holding Company of our report dated February 27, 2009, with respect to the consolidated balance sheet of Hancock Holding Company as of December 31, 2008, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2008, which report appears in the December 31, 2009 annual report on Form 10-K of Hancock Holding Company. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Birmingham, Alabama

January 24, 2011

KPMG LLP is a Delaware limited liability partnership,

the U.S. member firm of KPMG International Cooperative

(“KPMG International”), a Swiss entity.